UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2020 (November 30, 2020)

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3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-34220	95-4431352
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Three D Systems Circle

Rock Hill, South Carolina 29730

(Address of Principal Executive Offices) (Zip Code)

(803) 326-3900

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On November 30, 2020, the Board of Directors (the "Board") of 3D Systems Corporation (the "Company") increased the size of the Board to twelve members and elected Dr. Vansant Padmanabhan, Ph. D. as a director of the Company, effective December 1, 2020.

     Dr. Padmanabhan, age 54, has served as President Research & Development and as a member of the Executive Committee for Smith+Nephew, a global medical devices business operating in the markets for advanced surgical devices, since August 2016. Prior to joining Smith+Nephew, Dr. Padmanabhan served as Senior Vice President for Thoratec Corporation from June 2014 until its acquisition by St. Jude Medical, Inc. in October 2015. He served as a consultant to St. Jude Medical from October through December 2015 and took sabbatical until joining Smith+Nephew. Prior to joining Thoratec, Dr. Padmanabhan served in several roles of increasing responsibility for eighteen years with Medtronic plc in their Cardiac Rhythm Management business, including as Vice President of Product Development for the Implantable Defibrillator Business (2012 to 2014) and as Vice President of Connected Care R&D and Operations (2007 to 2012).

     Dr. Padmanabhan holds a Master of Science and a Doctorate degree in Biomedical Engineering from Rutgers University and a Master of Business Administration degree from the University of Minnesota – Carlson School of Management. He is also a member of the Trice Medical Board of Directors, a privately-held medical technology company seeking to improve orthopedic diagnostics for patients and physicians. Dr. Padmanabhan brings to the Board specialized expertise in the healthcare industry, new product development and business development.

     Dr. Padmanabhan will complete the Board's orientation and mentorship program prior to being appointed to any committees of the Board, and no determination has been made as to any committees of the Board to which he may be appointed. There are no arrangements or understandings between Dr. Padmanabhan and any other person pursuant to which he was elected as a director of the Company, and there is no information required to be disclosed with respect to Dr. Padmanabhan pursuant to Item 404(a) of Regulation S-K. In connection with his election as a director, Dr. Padmanabhan was granted 15,915 shares of common stock under the Company's 2015 Incentive Plan, as amended and restated.

Item 7.01. Regulation FD Disclosure.

     On December 1, 2020, the Company issued a press release announcing the election of Dr. Padmanabhan to the Board, a copy of which is furnished as Exhibit 99.1 and incorporated by reference in Item 7.01 to this Current Report on Form 8-K.

     In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 1, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION

Date: December 2, 2020	By:	/s/ Andrew M. Johnson
Andrew M. Johnson
Executive Vice President, Chief Legal Officer and Secretary